As filed with the Securities and Exchange Commission on November 25, 2020

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway

San Jose, California 95119

(Address, including Zip Code, of Principal Executive Offices)

Western Digital Corporation 401(k) Plan

(Full title of the Plan)

Michael C. Ray

Executive Vice President, Chief Legal Officer and Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Jeffrey W. Walbridge, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	1,500,000(1) shares	$42.24(2)	$63,360,000(2)	$6,912.58(2)
Interests in the Plan	(1)

(1)

This Registration Statement covers, in addition to the number of shares of Western Digital Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, rights and interests that may be offered or issued pursuant to the Western Digital Corporation 401(k) Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 19 2020, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended July 3, 2020, filed with the Commission on August 28, 2020 (Commission File No. 001-08703);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 2, 2020, filed with the Commission on November 6, 2020 (Commission File No. 001-08703);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on August 17, 2020 and November 19, 2020 (each, Commission File No. 001-08703);

(d)	The Plan’s Annual Report on Form 11-K for the plan year ended December 31, 2019, filed with the Commission on July 10, 2020 (Commission File No. 001-08703);

(e)

The description of the Company’s Common Stock, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended July 3, 2019, filed with the Commission on August 27, 2019 (Commission File No. 001-08703), and any other amendment or report filed for the purpose of updating such description; and

(f)

The Company’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on December 22, 1992, as amended on April  6, 2001 and April 27, 2001 (Commission File No. 33-56128) and the Company’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on August 1, 2013 (Commission File. No. 333-190290).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Michael C. Ray. Mr. Ray is the Executive Vice President, Chief Legal Officer and Secretary of the Company and is compensated by the Company as an employee. As of the date hereof, Mr. Ray owns 13,719 shares of Common Stock, 61,035 restricted stock units that are payable in an equivalent number of shares of Common Stock, 72,926 performance stock units (at the target level of performance, or, if applicable, as credited) that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 45,005 shares of Common Stock.

Item 8. Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Volume Submitter 401(k) Savings/PS Plan – Base Plan Document No. 1

4.2	Volume Submitter Adoption Agreement No. 1 with Base Plan Document No. 1

4.3	Amendment adopted December 5, 2016.

4.4	Amendment adopted August 25, 2017.

4.5	Amendment adopted November 22, 2017.

4.6	Amendment adopted January 26, 2018.

4.7	Amendment adopted August 24, 2018.

4.8	Amendment adopted June 23, 2020

4.9	Amendment adopted August 13, 2020.

5.1	Opinion of Counsel (opinion re legality).

5.2	Opinion of Littler Mendelson P.C. (ERISA opinion).

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of BDO USA, LLP (consent of independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5.1).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 25, 2020.

WESTERN DIGITAL CORPORATION

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David V. Goeckeler and Michael C. Ray, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David V. Goeckeler David V. Goeckeler	Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2020

/s/ Robert K. Eulau Robert K. Eulau	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 25, 2020

/s/ Gene Zamiska Gene Zamiska	Vice President, Global Accounting and Chief Accounting Officer (Principal Accounting Officer)	November 25, 2020

/s/ Matthew E. Massengill Matthew E. Massengill	Chairman of the Board	November 25, 2020

/s/ Kimberly E. Alexy Kimberly E. Alexy	Director	November 25, 2020

/s/ Martin I. Cole Martin I. Cole	Director	November 25, 2020

/s/ Kathleen A. Cote Kathleen A. Cote	Director	November 25, 2020

/s/ Tunç Doluca Tunç Doluca	Director	November 25, 2020

/s/ Paula A. Price Paula A. Price	Director	November 25, 2020

/s/ Stephanie A. Streeter Stephanie A. Streeter	Director	November 25, 2020

The Plan. Pursuant to the requirements of the Securities Act, the Plan’s administrative committee administering the Plan has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 25, 2020.

WESTERN DIGITAL CORPORATION 401(K) PLAN

By:	/s/ Lori S. Sundberg
Lori S. Sundberg
Retirement, Severance and Administrative Committee Chair